UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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PSQ Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PSQ Holdings, Inc.
250 S. Australian Avenue, Suite 1300
West Palm Beach, Florida 33401
(877) 776-2402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 20, 2023

To the Stockholders of PSQ Holdings, Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of PSQ Holdings, Inc. (the “Company”) will be held exclusively online via the Internet on Wednesday, December 20, 2023, at 3:00 p.m. Eastern Time. The purposes of the meeting are:

1.      To re-elect two Class I directors (Proposal 1);

2.      To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);

3.      To amend certain language related to the automatic increase “evergreen” clause within the PSQ Holdings, Inc. 2023 Stock Incentive Plan (Proposal 3); and

4.      To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors (the “Board”) has fixed the close of business on November 30, 2023 as the record date (the “record date”) for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 24,410,075 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), and 3,213,678 shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C common stock,” and together with the Class A common stock, the “common stock”), issued and outstanding.

The accompanying proxy statement for the Annual Meeting (the “proxy statement”) contains important information about the Annual Meeting and each of the proposals. Whether or not you plan to attend the Annual Meeting, the Company urges you to read this material carefully and vote your shares.

The proxy statement for the Annual Meeting is dated December 8, 2023 and is being distributed or made available to stockholders on or about that date.

The Annual Meeting will be presented exclusively online at https://www.cstproxy.com/publicsq/2023. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting https://www.cstproxy.com/publicsq/2023 and entering the 12-digit control number received with your proxy card. We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the proxy statement and the proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2023: The Company’s Notice of Annual Meeting of Stockholders, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at https://www.cstproxy.com/publicsq/2023.

By order of the Board of Directors,
West Palm Beach, Florida	Michael Seifert
Date: December 8, 2023	Chief Executive Officer

PSQ HOLDINGS, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on December 20, 2023

i

PSQ HOLDINGS, INC.
250 S. Australian Avenue, Suite 1300
West Palm Beach, Florida 33401
(877) 776-2402

PROXY STATEMENT FOR THE
2023 ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

2023 Annual Meeting of Stockholders

This proxy statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of PSQ Holdings, Inc. (“we,” “us,” the “Company” or “PSQ”), which will be held on Wednesday, December 20, 2023, at 3:00 p.m. Eastern Time virtually via the Internet at https://www.cstproxy.com/publicsq/2023. You will need to enter the 12-digit control number received with your proxy card to enter the Annual Meeting via the online web portal.

By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions to management during the Annual Meeting.

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) are available to stockholders at https://www.cstproxy.com/publicsq/2023. The proxy statement for the Annual Meeting (the “proxy statement”) contains important information about the Annual Meeting and each of the proposals. Whether or not you plan to attend the Annual Meeting, the Company urges you to read this material carefully and vote your shares.

This proxy statement for the Annual Meeting is dated December 8, 2023 and is being distributed or made available to stockholders on or about that date.

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

•        Proposal 1:    To re-elect two Class I directors nominated by our Board and named in this proxy statement to serve until our 2024 annual meeting of stockholders;

•        Proposal 2:    To ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•        Proposal 3:    To approve an amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan to amend certain language related to the automatic increase “evergreen” clause.

Our “named executive officers” in this proxy statement, as determined under applicable SEC rules for smaller reporting companies like the Company, are:

•        Michael Seifert, our Founder, President, Chief Executive Officer, and Chairman of the Board;

•        Sebastian Harris, our Former Chief Operating Officer and Co-Founder; and

•        Bradley Searle, our Chief Financial Officer and Treasurer.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

Questions and Answers about the Annual Meeting

Please see “Questions and Answers about the Annual Meeting” beginning on page 41 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholders’ proposals and director nominees for the 2024 annual meeting of stockholders.

If you have any questions, require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations
PSQ Holdings, Inc.
250 S. Australian Avenue, Suite 1300
West Palm Beach, Florida 33401
(877) 776-2402
investment@publicsq.com

EXPLANATORY NOTE

On July 19, 2023 (the “Closing Date”), we consummated the transactions contemplated by that Agreement and Plan of Merger, dated as of February 27, 2023 (the “Merger Agreement”), by and among PublicSq. Inc. (f/k/a PSQ Holdings, Inc.), a Delaware corporation (“Private PSQ”), Colombier Acquisition Corp., a Delaware corporation (“Colombier”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Colombier Sponsor”), a Delaware limited liability company, in its capacity as purchaser representative, for the purposes set forth in the Merger Agreement, which, among other things, provided for the merger of Private PSQ into Merger Sub with Private PSQ surviving the merger as a wholly owned subsidiary of Colombier (the “Business Combination”). At the closing of the Business Combination (the “Closing”), Colombier changed its name to “PSQ Holdings, Inc.”

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board is currently composed of seven directors divided into three classes with staggered three-year terms as shown below.

Director Class	Directors in the Class	Annual Meeting at which Term of Office Expires
Class I	James Rinn; Kelly Loeffler	2024
Class II	Blake Masters; Omeed Malik	2025
Class III	Michael Seifert; Nick Ayers; Davis Pilot III	2026

There are no family relationships among any of our directors or executive officers.

Nominees for Re-Election as Class I Directors at the Annual Meeting

This year’s nominees for re-election to the Board as Class I directors are James Rinn and Kelly Loeffler, each to serve until our 2024 annual meeting of stockholders, or until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Each of the nominees is currently a member of our Board and has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since	Other Public Boards(1)
James Rinn	55	Director	2023	0
Kelly Loeffler	52	Director	2023	0

____________

(1)      Number of other boards of directors of public companies on which the director currently serves.

Below is additional information about the nominees as of the date of this proxy statement, including business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our nominating and corporate governance committee and our Board to determine that he or she should continue to serve as one of our directors.

James Rinn has been a member of our Board since July 2023. Mr. Rinn serves as the Chief Financial Officer to Sedera, Inc., a nonprofit medical cost sharing organization, a position he has held since February 2023. From 2015 to 2023, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Maxwell Locke & Ritter LLP, an accounting, tax and consulting firm, where he was responsible for overseeing all financial and operational details of the partnership and other related legal entities, and managed risk management activities. From 2013 to 2015, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Five Stone Tax Advisers LLC, a financial and tax advisory firm, where he was responsible for overseeing all financial and operational details of various service lines. From 2011 to 2013, Mr. Rinn was the Chief Financial Officer and Chief Operating officer of SmithCo Investments and the E3 Foundation, where he was responsible for overseeing all financial and operational segments of the company. Mr. Rinn was also the Vice President of Finance at First American Flood Data Services, Inc., a subsidiary of First American Financial Corporation (NYSE: FAF) from 2000 to 2011, where he was responsible for financial reporting and coordinated internal audit, financial audit and Sarbanes-Oxley related audit activities. From 1999 to 2000, Mr. Rinn was the internal audit director at National Instruments Corporation (Nasdaq: NATI), a producer of automated test equipment and virtual instrumentation software. Mr. Rinn has held positions on various boards of directors and has over 30 years of finance experience. Mr. Rinn holds a Bachelor’s Degree in Business Administration from the University of Texas, Austin. The Board believes that Mr. Rinn should continue to serve as serve as a member of our Board due his extensive experience in finance and accounting roles.

Kelly Loeffler has been a member of our Board since July 2023. Ms. Loeffler is a successful businesswoman, founder, philanthropist, and served as a U.S. Senator from Georgia from January 2020 to January 2021. Currently, Ms. Loeffler is the Chairwoman of Greater Georgia Action, which she founded in 2021. From 2011 to 2021, she was the Co-Owner and Co-Chair of the Atlanta Dream WNBA team. From 2018 to 2019, Ms. Loeffler help launch Bakkt, Inc. as its Founding Chief Executive Officer. From 2002 to 2018, she served as Chief Communications Officer & Chief Marketing Officer at the Intercontinental Exchange, helping it grow from a start-up to a Fortune 500 company. Ms. Loeffler earned a Business Administration degree from the University of Illinois at Urbana-Champaign, an MBA from DePaul University, and is a CFA® charterholder. The Board believes that Ms. Loeffler should continue to serve as a member of our Board due to her extensive experience founding and growing businesses.

Required Vote and Recommendation of the Board for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. The two nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class I directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 1 FOR the election of Mr. Rinn and Ms. Loeffler to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the election of
James Rinn and Kelly Loeffler to the Board.

Continuing Directors Not Standing for Election at the Annual Meeting

Certain information about those directors whose terms do not expire at the Annual Meeting and who will otherwise continue to serve on the Board is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the record date is provided in the following table.

Name	Age	Positions and Offices Held with Company	Director Since	Other Boards(1)
Michael Seifert	28	Founder, President, Chief Executive Officer, Chairman of the Board	2023	1
Omeed Malik	42	Director	2023	1
Nick Ayers	40	Director	2023	0
Blake Masters	36	Director	2023	0
Davis Pilot III	36	Director	2023	0

____________

(1)      Number of other boards of directors of public companies on which the director currently serves.

Class II Directors (Terms Expire in 2025)

Blake Masters has been a member of our Board since July 2023. Mr. Masters is a successful entrepreneur and venture capital investor. Mr. Masters co-founded Judicata, Inc., a legal intelligence software company, in 2012 and served as co-founder until 2014. From 2018 to 2022, Mr. Masters was the Chief Operating Officer of Thiel Capital, an investment firm that specializes in the technology sector. From 2018 to 2022, Mr. Masters was the President of the Thiel Foundation, a nonprofit that promotes science and innovation, and currently serves on the foundation’s board of directors. Mr. Masters was Arizona’s GOP nominee for U.S. Senate. In 2014, Mr. Masters co-authored with Peter Thiel, the book “Zero to One: Notes on Startups, or How to Create the Future,” which quickly became a #1 New York Times bestseller in the U.S., selling more than 1.75 million copies globally. Arizona’s GOP nominee for U.S. Senate, Mr. Masters received his J.D. from Stanford Law School and a B.S. in Political Science from Stanford University. Mr. Masters was selected to serve on our Board due to his experience as an entrepreneur in the technology sector.

Omeed Malik has been a member of our Board since July 2023. Mr. Malik has served as the Founder and CEO of Farvahar Partners, a boutique investment bank and broker/dealer which acts as an advisor and liquidity provider to high growth venture backed companies and institutional investors since 2018. Omeed is also the President of 1789 Capital, an investment firm that provides financing to companies in the budding Entrepreneurship, Innovation & Growth economy. Mr. Malik has served as the Chief Executive Officer and Chairman of the board of directors of Colombier Acquisition Corp. II (NYSE: CLBR) since September 2023. From March 2021 to July 2023 Mr. Malik served as Colombier’s Chief Executive Officer, Chairman of the Board of Directors and a Director. Prior to starting his own firm, Omeed was a Managing Director and the Global Head of the Hedge Fund Advisory Business at Bank of America Merrill Lynch from 2012 to 2018. Omeed was also the founder and head of the Emerging Manager Program within the Global Equities business. In this capacity, Omeed was charged with selecting both established and new hedge funds for the firm to partner with and oversaw the allocation of financing/prime brokerage, capital strategy, business consulting and talent introduction resources. Before joining Bank of America Merrill Lynch, Omeed was a Senior Vice President at MF Global where he helped reorganize the firm’s distribution platform globally and developed execution and clearing relationships with institutional clients.

An experienced financial services professional and securities attorney, Omeed was a corporate lawyer at Weil, Gotshal & Manges LLP working on transactional matters in the capital markets, corporate governance, private equity and bankruptcy fields. Omeed has also worked in the United States Senate and House of Representatives. Omeed received a JD, with Honors, from Emory Law School (where he serves on the Advisory Board) and a BA in Philosophy and Political Science, Cum Laude, from Colgate University. He holds Series 7, 63, 3, 79 and 24 registrations.

Omeed is a Contributing Editor and minority owner of The Daily Caller and was a Term Member of the Council on Foreign Relations and a Centennial Society Member of the Economic Club of New York. Omeed was selected to serve on our Board due to his significant leadership and financial experience.

Class III Directors (Terms Expire in 2026)

Michael Seifert is our President, Chief Executive Officer and Chairman of the Board and the Founder of Private PSQ. Prior to founding Private PSQ in 2021, Mr. Seifert served as the Marketing and Public Relations Coordinator from 2019 to 2021 at Pacifica Enterprises, Inc., a real estate and asset management group, where he led the marketing department. In 2019, Mr. Seifert was the Associate Director at JH Ranch, a non-profit organization, and served as the City Director for Tuscaloosa, Alabama at JH Ranch from 2015 to 2017. Mr. Seifert has served as a director of Colombier Acquisition Corp. II (NYSE: CLBR) since November 2023. Mr. Seifert holds a Bachelor’s Degree in Political Science and International Relations from Liberty University.

Nick Ayers has been a member of our Board since July 2023. Mr. Ayers served in the White House as Assistant to President Donald Trump and Chief of Staff to Vice President Michael Pence from 2017 to 2019. While at the White House, Nick helped shape the administration’s important and high-profile initiatives. Currently, Mr. Ayers is the Partner and a director at C6 Creative Consulting, Inc., which he founded in 2019. Recently, Mr. Ayers partnered with Insight Venture Partners to acquire Veeam Software Group GmbH, where he now serves as a member of Veeam board of directors. Mr. Ayers also served as President & CEO of Holmsted, LLC and of Ayers Family Holdings, LLC. Previously, Mr. Ayers served on the vestry at the Church of the Apostles in Atlanta, Georgia from 2019 to 2023. Mr. Ayers received a Bachelor’s Degree in Political Science from Kennesaw State University. Mr. Ayers was selected to serve on our Board due to his experience as an entrepreneur and in government.

Davis Pilot III has been a member of our Board since July 2023. Currently, Mr. Pilot is the Critical Facilities Director at Uniti Fiber, a telecommunications infrastructure provider. Mr. Pilot started at Uniti Fiber in 2013 as an Operations Strategic Analyst and transitioned to the roles of Critical Facilities Manager in 2015 and Critical Facilities Director in 2017. Mr. Pilot received a B.S. in Business Administration and Entrepreneurship and a Master of Business Administration from the University of Mobile. Mr. Pilot was selected to serve on our Board due to his experience growing businesses.

CORPORATE GOVERNANCE

Independent Directors

Our Board undertook a review of the independence of the individuals named above and determined that each of Kelly Loeffler, Blake Masters, Davis Pilot III and James Rinn qualify as an independent director in accordance with the published listing requirements of The New York Stock Exchange, or NYSE. The NYSE independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the NYSE rules, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each current member of each committee of the Board qualifies as an independent director in accordance with the NYSE standards described above and SEC rules and regulations. Each committee of the Board has a written charter approved by the Board. Copies of each charter are posted on our website at www.publicsq.com under the “Investors” section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides the current membership of the committees of the Board and meeting information for each of the committees of the Board.

Committee	Chair	Other Members
Audit Committee	James Rinn	Davis Pilot III; Blake Masters
Compensation Committee	Blake Masters	Kelly Loeffler; James Rinn
Nominating and Corporate Governance Committee	Kelly Loeffler	Davis Pilot III; Nick Ayers

The primary responsibilities of each committee are described below.

Audit Committee

Our audit committee currently consists of James Rinn (chair), Davis Pilot III and Blake Masters. The Board annually reviews the NYSE listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable NYSE listing standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Our audit committee did not meet in 2022 because it was formed in connection with the Closing of the Business Combination on July 19, 2023.

The Board, based on recommendations from our nominating and corporate governance committee, has determined that Mr. Rinn qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Rinn as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or the Board.

Our audit committee’s responsibilities include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•        discussing with our independent registered public accounting firm their independence from management;

•        reviewing with our independent registered public accounting firm the scope and results of their audit;

•        setting the compensation of the independent auditor;

•        pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•        establishing policies regarding the hiring of employees or former employees of the independent auditor;

•        preparing the audit committee report required by SEC rules;

•        discussing generally the type and presentation of information to be disclosed in our earnings press releases;

•        reviewing and discussing our management and independent auditor our quarterly financial statements;

•        coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•        coordinating our Board’s oversight of the performance of our internal audit function;

•        discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

•        reviewing and discussing with management our major risk exposures, including financial, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational risks, and the steps we take to prevent, detect, monitor and actively manage such exposures;

•        establishing policies regarding the hiring of employees or former employees of the independent auditor;

•        establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•        reviewing our policies and procedures for reviewing and approving “related party transactions”;

•        discussing with our General Counsel (i) any legal matters that may have a material impact on our financial statements, accounting policies, compliance with applicable laws and regulations and (ii) any material reports, notices or inquiries received from regulators or governmental agencies; and

•        reviewing and approving our entry into swaps and adopting and reviewing annually a policy related to our use of non-financial end-user exception, to the extent applicable.

The composition and function of the audit committee is intended to comply with applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and NYSE listing rules.

Compensation Committee

Our compensation committee currently consists of Blake Masters (chair), Kelly Loeffler and James Rinn. The Board has determined that all current members of our compensation committee are independent as independence is currently defined in applicable NYSE listing standards. In addition, each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee did not meet in 2022 because it was formed in connection with the Closing of the Business Combination on July 19, 2023.

The compensation committee’s responsibilities include, among other things:

•        reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our Board regarding the compensation of our Chief Executive Officer;

•        reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•        reviewing and setting or making recommendations to our Board regarding the compensation of our senior executives;

•        making recommendations to our Board regarding the compensation of our directors;

•        reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

•        exercising all rights, authority and functions of our Board under all of our stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder;

•        reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules;

•        preparing the compensation committee report if and to the extent then required by SEC rules; and

•        appointing and overseeing any compensation consultants, legal counsel or other advisors.

The composition and function of our compensation committee is intended to comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and the NYSE listing rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Kelly Loeffler (chair), Davis Pilot III and Nick Ayers. The Board has determined that Ms. Loeffler and Mr. Pilot are independent as independence is currently defined in applicable NYSE listing standards. Ms. Loeffler and Mr. Pilot are also non-employee directors, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The Board has also determined that Mr. Ayers is not considered independent as independence is currently defined in applicable NYSE listing standards and SEC rules and regulations. Our nominating and corporate governance committee did not meet in 2022 because it was formed in connection with the Closing of the Business Combination on July 19, 2023.

The composition of the nominating and corporate governance committee is not comprised of all “independent” directors, as generally required by NYSE listing standards, in reliance on the exemption from certain corporate governance requirements available to us as a “controlled company” within the meaning of NYSE listing standards.

The nominating and corporate governance committee’s responsibilities include, among other things:

•        identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•        recommending to our Board the nominees for election to our Board at our annual meetings of stockholders;

•        approving the criteria for selecting nominees for directors;

•        retaining and terminating any search firm to be used to identify director nominees, including authority to approve search firm’s fees and other retention terms;

•        reviewing the composition of each committee of our Board and making recommendations to our Board for changes or rotation of committee members, the creation of additional committees and changes to committee charters;

•        developing and recommending to our Board a set of corporate governance guidelines;

•        reviewing our leadership structure;

•        overseeing an evaluation of our Board and its committees; and

•        overseeing a review of our Board on succession planning for executive officers.

Board Meetings and Attendance

Our directors were appointed in connection with the Closing of the Business Combination on July 19, 2023, and therefore the Board did not meet during the year ended December 31, 2022.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. We did not hold an annual stockholders meeting in 2022.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.

Board Leadership Structure and Role in Risk Oversight

Under the Company’s amended and restated bylaws, the Board elects the Company’s Chairman and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by Mr. Seifert. The Board believes that the Company and its stockholders are best served by having a policy that provides the Board the ability to select the most qualified and appropriate individual to lead the Board as Chairman. The Board also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board believes that having Mr. Seifert serve as both Chairman and Chief Executive Officer provides an efficient and effective leadership model for the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational matters; and our compensation committee oversees the management of risks associated with our compensation policies and programs.

Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in our Registration Statement on Form S-1 filed with the SEC on October 10, 2023. Our audit committee is responsible for overseeing the steps management has taken with respect to cybersecurity risk exposure. As part of this oversight, our audit committee receives regular reports from our management on cybersecurity risk exposure and the actions management has taken to limit, monitor or control such exposures at its regularly scheduled meetings. Management works with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our Board leadership structure supports this approach.

Corporate Governance Guidelines and Code of Business Conduct

We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and certain corporate governance policies and standards applicable to the operation of our business. In addition, we have adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on the “Corporate Governance” portion, under the “Investors” tab of our website at www.publicsq.com. Information contained on or accessible through our website is not a part of this proxy statement, and the inclusion of our website address in this proxy statement is an inactive textual reference only. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Limitation of Liability and Indemnification

Our restated certificate of incorporation contains provisions that limit the liability of our directors and officers for damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, and our officers will not be personally liable to our stockholders for monetary damages for breach of fiduciary duty as an officer, in each case except for any liability for:

•        any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•        any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•        any transaction from which the director or officer derived an improper personal benefit; and;

•        an illegal dividend, stock repurchase or redemption under Section 174 of the DGCL.

Our restated certificate of incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our restated certificate of incorporation prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one our directors or officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our restated certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Controlled Company

We qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and will elect not to comply with certain corporate governance requirements, specifically director nominees be selected or recommended to the board by independent directors. It is our intention as of the date of this proxy statement to generally comply with these corporate governance requirements, with the exception of our nominating and corporate governance committee, which is not comprised entirely of independent directors. It is our intention as of the date of this proxy statement to comply with the requirements that (i) a majority of our board of directors consist of independent directors and (ii) we have a compensation committee that is composed entirely of independent directors. However, we may at any time after the date of this proxy statement elect to avail ourselves of one or more of the controlled company exemptions provided that we continue to qualify as a controlled company.

Communications to the Board

Stockholders and other parties interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of PSQ Holdings, Inc., 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If the Secretary of the Company deems a communication to be appropriate, he will forward it, depending on the subject matter, to the Chairman of the Board, the chair of a committee of the Board, the full Board or a particular director, as appropriate.

Director Compensation

Upon the closing of the Business Combination in July 2023, our Board approved a Non-Executive Director Compensation Policy, and on August 8, 2023 approved an Amended and Restated Non-Executive Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, we pay non-employee directors a cash retainer for service on our Board and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly instalments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our Board and no fee is payable in respect of any period prior to the completion of the Business Combination.

In addition, under the Director Compensation Policy, (i) each non-employee director as of immediately following the Closing and each of our non-employee directors who is appointed or elected to the Board between the Closing and the Initial Director Grant Date (as defined below) (each, an “Initial Director”), and (ii) each non-employee director upon initial appointment or election to the Board following the Initial Director Grant Date who is not an Initial Director, will receive an initial equity award under the PSQ Holdings, Inc. 2023 Stock Incentive Plan (the “Incentive Plan”) in the form of RSUs with a value of $300,000. Each such initial award for an Initial Director was made on September 25, 2023 (such date, the “Initial Director Grant Date”). Each initial award for non-employee directors other than Initial Directors will be made on the date of such director’s appointment or election to the Board. Further, on the date of each annual meeting of stockholders after the Initial Director Grant Date, each non-employee director then serving on our Board will receive an annual equity award under the Incentive Plan in the form of RSUs with a value of $150,000, provided that no non-employee director will be granted an annual award if such director was granted an initial award in the 12 months preceding the date of the annual meeting. Initial equity awards and annual equity awards will vest on the first anniversary of the date of grant (provided that any initial equity award granted to an Initial Director will vest on (i) the first anniversary of the Closing in the case of Initial Directors who were serving on the Board as of immediately following the Closing and (ii) the first anniversary of such non-employee director’s appointment or election to the Board in the case of any Initial Director who was appointed or elected to the Board between the Closing and the Initial Director Grant Date) subject to the non-employee director’s service as a director through the vesting date (unless otherwise provided at the time of grant). Each initial equity award and annual equity award will accelerate in full upon a change in control.

The following table describes our current non-employee director compensation program, which consists of annual cash retainers payable in arrears in four equal quarterly instalments on the last day of each calendar quarter:

Term	Compensation
Annual Board Cash Retainer	$40,000
Additional Retainers for Committee Chairs
• Audit	$20,000
• Compensation	$15,000
• Nominating and Corporate Governance	$10,000
Additional Retainers for Committee Members
• Audit	$10,000
• Compensation	$5,000
• Nominating and Corporate Governance	$4,000
Annual Equity Award (non-employee directors)	$150,000	(1)
Initial Equity Award (non-employee directors)	$300,000	(1)

____________

(1)      Award made under the Incentive Plan in the form of RSUs.

We reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee of our Board on which they serve and other business related to the Board. We also reimburse non-employee directors for reasonable travel and other expenses authorized by the Board or a committee of the Board that are incurred in connection with attendance at various conferences or meetings with our management, in accordance with our travel policy.

Director Compensation Table for Year Ended December 31, 2022

Prior to the consummation of the Business Combination, none of the directors of Colombier received any compensation for services rendered to the Company. The compensation of the director presented below represents compensation paid to our current non-employee directors by Private PSQ prior to the Business Combination and is not representative of the compensation to be paid to the directors of PSQ as a public company, but is presented solely to provide our stockholders with a basis to understand the historical compensation paid to our directors.

The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2022 by each of our non-employee directors who served as a director of Private PSQ during that time:

Name	Option Awards ($)	Total ($)
Davis Pilot III	—	—

Narrative to Director Compensation Table

Davis Pilot III did not receive any compensation for his service on the Private PSQ board of directors for the year ended December 31, 2022.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of UHY LLP

The audit committee of the Board has selected UHY LLP (“UHY”), an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2023, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. UHY has served as our independent registered public accounting firm since July 19, 2023.

Representatives of UHY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of UHY as our independent registered public accounting firm. However, the audit committee of the Board is submitting the appointment of UHY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain UHY. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Our Independent Registered Accounting Firm in July 2023

On July 19, 2023, the audit committee of the Board approved the appointment of UHY as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023. UHY served as the independent registered public accounting firm of Private PSQ prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the independent registered public accounting firm of Colombier prior to the Business Combination, was informed on July 19, 2023 that it would be replaced by UHY as the Company’s independent registered public accounting firm following the closing of the Business Combination and the filing of the Company’s Quarterly Report on Form 10-Q for the three (3) and six (6) months ended June 30, 2023.

The reports of Marcum on Colombier’s balance sheets as of December 31, 2022 and December 31, 2021 and the statements of income, changes in stockholders’ deficit and cash flows for the fiscal year ended December 31, 2022 and the period from February 12, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Marcum expressed substantial doubt as to Colombier’s ability to continue as a going concern if it did not complete a business combination by September 11, 2023.

As previously disclosed in Colombier’s Current Report on Form 8-K filed with the SEC on November 29, 2021 and in periodic reports on Forms 10-K and 10-Q in each reporting period thereafter, after consultation with Marcum, Colombier’s management team and audit committee concluded that it was appropriate to restate its previously issued audited balance sheet as of June 11, 2021 included as Exhibit 99.1 to Colombier’s Current Report on Form 8-K filed with the SEC on June 17, 2021 and its unaudited and interim financial statements as of and for the three months ended June 30, 2021 contained in the Colombier’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021. As part of such process, Colombier identified a material weakness in its internal control over financial reporting, solely related to its accounting for complex financial instruments.

During the period from February 12, 2021 (inception) through December 31, 2022 and the subsequent period through July 19, 2023, there were:

•        no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between Colombier and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Colombier’s financial statements for such periods; and

•        other than the material weakness communicated above, no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Required Vote and Recommendation of the Board for Proposal 2

For the selection by the audit committee of UHY as the independent registered public accounting firm of the Company for the year ending December 31, 2023 to be ratified, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on Proposal 2. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of UHY will have discretionary voting authority with respect to this matter.

The Board unanimously recommends that you vote FOR Proposal 2.

Independent Registered Public Accounting Firm’s Fees and Services

As described above, UHY was appointed as our independent registered accounting firm in July 2023, upon the dismissal of Marcum. UHY has audited the financial statements of Private PSQ since 2021. The fees of UHY presented below are not representative of the fees to be billed by UHY for PSQ as a public company, but are presented solely to provide our stockholders with a basis to understand our historical relationship with UHY.

The following table presents the aggregate fees billed by UHY and Marcum (including Private PSQ, in the case of UHY), for the fiscal years ended December 31, 2022 and 2021. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2022(5)	2022(6)	2021(7)
Audit Fees(1)	$248,125	$84,975	$100,116
Audit Related Fees(2)	—	—	—
Tax Fees(3)	$7,688	—	—
All other fees(4)	—	—	—
Total fees	$255,813	$84,975	$100,116

____________

(1)      Consists of fees rendered in connection with the audit of our year-end financial statements, review of the interim financial statements included in our quarterly reports, and services normally provided in connection with regulatory filings.

(2)      Consists of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)      Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)      All other fees paid for services rendered that are not reported under “Audit Fees,” “Audit Related Fees,” or “Tax Fees.”

(5)      Represents fees billed by UHY to Private PSQ for the year ended December 31, 2022. Includes fees paid by Private PSQ for the 2022 and 2021 audit, which were performed concurrently.

(6)      Represents fees billed by Marcum for the year ended December 31, 2022.

(7)      Represents fees billed by Marcum for the period from February 12, 2021 (inception) through December 31, 2021.

Pre-Approval Policies and Procedures of the Audit Committee

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Prior to the Business Combination, all of the services listed in the table above provided by Marcum and UHY were approved by Colombier and Private PSQ, respectively, in accordance with each company’s policies then in effect.

AUDIT COMMITTEE REPORT

The audit committee was formed in connection with the Closing of the Business Combination. As a result, the audit committee has not reviewed and discussed with management and Marcum our audited consolidated financial statements for the fiscal year ended December 31, 2022, discussed with Marcum the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), and the SEC, received and reviewed the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence, or discussed with Marcum its independence from us.

Submitted by the Audit Committee of the Board:

James Rinn, Chair
Davis Pilot III
Blake Masters

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

PROPOSAL 3

AMENDMENT TO THE PSQ HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

Overview

On July 19, 2023, Colombier held a special meeting of its stockholders (the “Special Meeting”), at which Colombier’s stockholders approved the proposals outlined in the final prospectus and definitive proxy statement filed by Colombier with the SEC on June 30, 2023, in connection with the Business Combination. At the Special Meeting, Colombier’s stockholders approved the PSQ Holdings, Inc. 2023 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan became effective immediately upon the Closing of the Business Combination.

The purpose of the Incentive Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.

On December 8, 2023, our Board approved, subject to stockholder approval, an amendment to the Incentive Plan to amend the language related to the automatic “evergreen” clause to provide for an annual increase to be added to the Incentive Plan on the first day of each of the Company’s fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the lesser of (i) 5% of the outstanding shares of all classes of Company common stock on such date and (ii) the number of shares of Class A common stock determined by the Board. The proposed amendment to the Incentive Plan is attached as Annex B to this proxy statement.

Our Board recommends approval of the amendment to the Incentive Plan to enable the continued use of the Incentive Plan for stock-based grants consistent with the objectives of our compensation program. The Incentive Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in service and render superior performance during their service.

The proposed amendment to the Incentive Plan will not be implemented unless approved by our stockholders. If the proposed amendment to the Incentive Plan is not approved by our stockholders, the Incentive Plan will remain in effect in its present form.

PSQ Holdings, Inc. 2023 Stock Incentive Plan

The following is a summary of the principal features of our Incentive Plan. The summary does not purport to be a complete description of all provisions of our Incentive Plan and is qualified in its entirety by the text of the Incentive Plan, which is attached as Annex A to this proxy statement.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards, as described below (collectively, “awards”).

Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the Incentive Plan for up to the number of shares of Class A common stock that is equal to the sum of (x) 15% of the outstanding shares of all classes of Company common stock, determined immediately following the Closing of the Business Combination and (y) an annual increase, to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing until, and including, January 1, 2033, equal to the lesser of (i) 1% of the outstanding shares of all classes of Company common stock on such date or (ii) such lesser number of shares of Class A common stock as determined by the Board (the “Share Reserve”). Subject to adjustment in the event of stock splits, stock dividends and other similar events, up to 3,000,000 shares of Class A common stock available for issuance under the Incentive Plan (without regard to the Earnout Subpool (as defined below)) may be issued as incentive stock options.

In addition to Private PSQ stockholders’ (“Private PSQ Stockholders”) rights to receive Class A common stock or Class C common stock, as applicable, in the Business Combination, Private PSQ Stockholders and certain executive officers, employees and service providers of Private PSQ (the “Deemed Equity Holders” and, together with the Private PSQ Stockholders, the “Participating Equityholders”) are entitled to receive up to 3,000,000 shares of Company Class A common Stock (the “Earnout Shares”) in the event certain metrics are satisfied during the Earnout Period. In addition, subject to adjustment in the event of stock splits, stock dividends and other similar events, awards (any or all of which may be issued as incentive stock options) may be made for up to an additional 2,700,000 shares of Class A common stock (the “Earnout Subpool”) to be granted to Deemed Equity Holders in accordance with the terms of the Merger Agreement. As a result, and subject to adjustment as described above, the maximum aggregate number of shares of Class A common stock available for issuance as incentive stock options out of the Share Reserve and the Earnout Subpool is 5,700,000. The Earnout Subpool is in addition to and will not reduce the Share Reserve and any awards issued from the Earnout Subpool that are forfeited, cancelled, held back upon settlement of an award to satisfy any tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by settlement) will be added back to the shares available for issuance only under the Earnout Subpool and shall not be made available in the Share Reserve. In the event no Earnout Shares are released in accordance with the terms of the Merger Agreement, the Earnout Subpool shall expire and be of no further force or effect.

The Incentive Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $750,000 in the case of an incumbent director and may not exceed $950,000 for a non-employee director in such non-employee director’s initial year of service. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by the Board in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the Incentive Plan, all shares of Class A common stock covered by SARs shall be counted against the number of shares available for the grant of awards under the Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Incentive Plan. In addition, if the Company grants a SAR in tandem with an option for the same number of shares of the Company’s Class A common stock and provide that only one such award may be exercised (a “tandem SAR”), only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Incentive Plan.

Shares covered by awards under the Incentive Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an award being settled in cash rather than stock) will again be available for the grant of awards under the Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the Incentive Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of Class A common stock that are delivered (by actual delivery, attestation, or net exercise) to the Company by a participant to purchase shares of Class A common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the Incentive Plan.

In connection with a merger or consolidation of an entity with the Company or the Company’s acquisition of property or stock of an entity, the Board may grant awards under the Incentive Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as the Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Incentive Plan. No such substitute awards shall count against the Share Reserve, or any sublimit, contained in the Incentive Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options.    A participant who is awarded an option receives the right to purchase a specified number of shares of Class A common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of the Company’s Class A common stock on the date of grant. If the Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Company’s Class A common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries. Under the terms of the Incentive Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries).

The Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by the Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by the Board, and subject to certain conditions, by delivery to the Company (either by actual delivery or attestation) of shares of Class A common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option award agreement or approved by the Board, by delivery of a notice of “net exercise” as a result of which the Company will retain a number of shares of Class A common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of the Company’s Class A common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by the Board, by any other lawful means, or (vi) by any combination of these forms of payment to the extent approved by the Board. No option granted under the Incentive Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Incentive Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights.    A participant who is awarded a SAR receives, upon exercise, a number of shares of the Company’s Class A common stock, or cash (or a combination of shares of the Company’s Class A common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of the Company’s Class A common stock over the measurement price. The Incentive Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of the Company’s Class A common stock on the date the SAR is granted (provided, however, that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Incentive Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Incentive Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs.    With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Incentive Plan in connection with certain changes in capitalization and reorganization events, the Company may not (i) amend any outstanding option or SAR granted under the Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Incentive Plan) and grant in substitution for the canceled award, new awards under the Incentive Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with the Company or an acquisition by the Company, described above) covering the same or a different number of shares of the Company’s Class A common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of the Company’s Class A common stock, or (iv) take any other action under the Incentive Plan that constitutes a “repricing” within the meaning of the rules of the NYSE or any other exchange or marketplace on which the Company’s stock is listed or traded.

Restricted Stock Awards.    A participant who is granted a restricted stock award is entitled to acquire shares of the Company’s Class A common stock, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards.    A participant who is granted an RSU award is entitled to receive shares of the Company’s Class A common stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time the award vests or on a deferred basis pursuant to the terms and conditions established by the Board. The Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of the Company’s Class A common stock. Any such dividend equivalents may be settled in cash and/or shares of the Company’s Class A common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.

Other Stock-Based Awards.    Under the Incentive Plan, the Board may grant other awards of shares of the Company’s Class A common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of the Company’s Class A common stock or other property, having such terms and conditions as the Board may determine. These types of awards are referred to in this proxy statement as “other stock-based awards.” Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of the Company’s Class A common stock or in cash, as the Board may determine. The award agreement of another stock-based award may provide the participant who receives the other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of the Company’s Class A common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Eligibility to Receive Awards

Following the Closing of the Business Combination, approximately 70 persons were eligible to receive awards under the Incentive Plan, including three of the Company’s named executive officers (two of whom are current employees of PSQ), four other executive officers who are not named executive officers (three of whom are also current employees of PSQ), 48 employees of PSQ (excluding named executive officers and other executive officers), and 15 consultants, advisors and other service providers. Incentive stock options may only be granted to employees of the Company or of a present or future parent or subsidiary corporation as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, the Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member of the participant if the Company would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the Class A common stock subject to such award to the proposed transferee. Further, the Company is not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of Class A common stock to be distributed with respect to an award granted under the Incentive Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Incentive Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

New Plan Benefits

Pursuant to the NEO New Employment Agreements (as described under the section of this proxy statement entitled “Executive Compensation — Executive Compensation after the Business Combination”), executed following the Closing, the Board approved a grant of 82,500 RSUs to Michael Seifert, the Company’s Chief Executive Officer and Founder and a grant of 900,000 RSUs to Bradley Searle, the Company’s Chief Financial Officer subject. Following the Closing of the Business Combination, the Board approved awards of 3,119,991 RSUs in the aggregate to be granted to certain executive officers (other than the named executive officers), employees and other service providers of the Company identified by PSQ and awards of RSUs to be granted to the Company’s non-employee directors, in accordance with the non-employee director compensation policy adopted by the Company as of the Closing. In addition, Deemed Equity Holders, which include the Company’s executive officers and certain other employees and a non-employee director of the Company, will be eligible to receive equity awards from the Earnout Subpool (“Earnout Equity Awards”), provided that they are then still providing services to the Company, in the event that the Earnout Shares are earned in accordance with the terms of the Merger Agreement. Except as set forth in the table below, the awards that are to be granted to any particular group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the Incentive Plan are subject to the discretion of the Board.

NEW PLAN BENEFITS

2023 Stock Incentive Plan(1)

Name and Position	Dollar Value ($)	Number of RSUs
Michael Seifert, Chief Executive Officer and Founder	834,900	82,500
Sebastian Harris, Chief Operating Officer and Co-Founder	—	—
Bradley Searle, Chief Financial Officer	9,108,000	900,000
Executive Group	11,511,500	1,137,500
Non-Executive Director Group(2)	1,800,000	177,864
Non-Executive Officer Employee Group	2,146,705	212,125

____________

(1)      The table does not reflect Earnout Equity Awards that may be granted to each of the named executive officers, the Executive Group the Non-Executive Director Group or the Non-Executive Officer Employee Group. In the event all of the Earnout Shares are earned in accordance with the terms of the Merger Agreement and each Deemed Equity Holder is then providing services to the Company, Michael Seifert is eligible to receive one or more Earnout Equity Awards up to approximately 598,510 shares of Class A common stock and Bradley Searle is eligible to receive one or more Earnout Equity Awards up to approximately 464,938 shares of Class A common stock, Sebastian Harris is eligible to receive one or more Earnout Equity Awards up to approximately 29,863 shares of Class A common stock, the Executive Group is eligible to receive Earnout Equity Awards over up to approximately 1,642,565 shares of Class A common stock, Nick Ayers, a non-employee director of the Company, is eligible to receive one or more Earnout Equity Awards up to approximately 245,548 shares of Class A common stock and the Non-Executive Officer Employee Group is eligible to receive Earnout Equity Awards up to approximately 182,745 shares of Class A common stock. The actual amount, timing and form of the Earnout Equity Awards are not determinable at this time.

(2)      Does not reflect the dollar values and number of RSUs that may be granted pursuant to the Non-Executive Director Compensation Policy, as defined under the section of this proxy statement entitled “Director Compensation — Director Compensation After the Business Combination.”

Administration

The Incentive Plan will be administered by the Board. The Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan that it deems advisable and to construe and interpret the provisions of the Incentive Plan and any award agreements entered into under the Incentive Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or any award. All actions and decisions by the Board with respect to the Incentive Plan and any awards made under the Incentive Plan will be made in the Board’s discretion and will be final and binding on all persons having or claiming any interest in the Incentive Plan or in any award.

Pursuant to the terms of the Incentive Plan, the Board may delegate any or all of its powers under the Incentive Plan to one or more committees or subcommittees of the Board. The Company expects that the compensation committee will administer certain aspects of the Incentive Plan.

Subject to any requirements of applicable law, the Board may, by resolution, delegate to one or more persons (including officers) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant awards (subject to any limitations under the Incentive Plan) to eligible service providers of the Company and to exercise such other powers under the Incentive Plan as the Board may determine. In delegating the power to grant awards, the Board must fix (i) the maximum number of awards, and the maximum number of shares issuable upon exercise of those awards, that may be issued by such Delegated Persons, (ii) the time period during which those awards, and during which the shares issuable upon exercise of those awards, may be issued, and (iii) the minimum amount of consideration (if any) for which those awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise of those awards. No Delegated Person may be authorized to grant awards to itself or to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act), or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to applicable limitations contained in the Incentive Plan, the Board, the compensation committee, or any other committee or subcommittee or Delegated Person to whom the Board has delegated authority pursuant to the Incentive Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of Class A common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the Incentive Plan, each award under the Incentive Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and the Board need not treat participants uniformly. The Board will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.

The Board may at any time provide that any award will become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of the Company’s Class A common stock, other than an ordinary cash dividend, the Company is required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by the Board, to (i) the number and class of securities available under the Incentive Plan, (ii) the share counting rules set forth in the Incentive Plan and the number and class of securities available for issuance under the Incentive Plan that may be issued as incentive stock options, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award. In the event the Company effects a split of Class A common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Class A common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

The Company will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards.    Except as otherwise provided under the Incentive Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding award, including but not limited to, substituting for an award another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless the Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Incentive Plan or the change is otherwise permitted under the terms of the Incentive Plan in connection with certain corporate events.

Reorganization Events

The Incentive Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Incentive Plan as (i) any merger or consolidation of the Company with or into another entity as a result of which all Class A common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all Class A common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) the liquidation or dissolution of the Company.

Provisions Applicable to Awards Other than Restricted Stock.    Under the Incentive Plan, if a reorganization event occurs, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and the Company): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of the Company’s Class A common stock will receive upon consummation of the reorganization event a cash payment for each share surrendered in the reorganization event, which is referred to in this proxy statement as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (I) the number of shares of Class A common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (II) the excess, if any, of (A) the Acquisition Price over (B) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of the award, then the award will be cancelled without any payment of consideration, (v) provide that, in connection with the liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

The Board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the Incentive Plan. The Board, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability of these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Provisions Applicable to Restricted Stock.    Upon the occurrence of a reorganization event other than liquidation or dissolution of the Company, the Company’s repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which the Company’s Class A common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and the Company, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and the Company, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The Board may establish one or more sub-plans under the Incentive Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Incentive Plan containing any limitations on the Board’s discretion under the Incentive Plan and any additional terms and conditions not otherwise inconsistent with the Incentive Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Incentive Plan, but each supplement will only apply to participants within the affected jurisdiction.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Class A common stock under an award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an award or approved by the Board, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Class A common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Class A common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as the Company shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Amendment or Termination

No award may be granted under the Incentive Plan after the expiration of ten years from the Closing Date, but awards previously granted may extend beyond that date. The Board may amend, suspend or terminate the Incentive Plan or any portion of the Incentive Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company maintains its primary listing may be made effective unless and until such amendment has been approved by the Company’s stockholders. If at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Incentive Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Incentive Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Incentive Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Incentive Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of the Company’s Class A common stock) prior to the receipt of such stockholder approval.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares of Class A common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Class A common stock.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Required Vote and Recommendation of the Board for Proposal 3

For the amendment to the Incentive Plan to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on Proposal 3. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the approval of the amendment to the Incentive Plan will not have discretionary voting authority with respect to this matter. Therefore, a broker non-vote with respect to the approval of the amendment to the Incentive Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum

The Board unanimously recommends that you vote FOR Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Overview

The table below provides information concerning beneficial ownership of our common stock as of the record date by each stockholder, or group of affiliated stockholders, as of the record date, by:

•        each person who is known to be the beneficial owner of more than 5% of our voting shares;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

The following table is based upon information supplied by directors, executive officers and principal stockholders; and Schedule 13G, Schedule 13D and Section 16 filings filed with the SEC through the record date. The column in each table entitled “Percentage of Shares of Common Stock Beneficially Owned” is based upon 27,623,753 shares of common stock outstanding as of the record date.

Explanation of Certain Calculations in the Table of Certain Beneficial Owners

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. The beneficial ownership of shares of common stock is based on the following: (i) an aggregate of 24,410,075 shares of Class A common stock issued and outstanding, (ii) an aggregate of 3,213,678 shares of Class C common stock issued and outstanding and (iii) 11,450,000 of our outstanding warrants, each whole warrant to become exercisable for one share of Class A common stock; provided, that, the information below excludes the shares of Class A common stock reserved for future awards under the Incentive Plan and the PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”).

Name and Address of Beneficial Owner	Common Stock
	Number of Shares Beneficially Owned(11)		% of Class A Common Stock		% of Class C Common Stock	Voting Percentage
Directors and Named Executive Officers(1)
Michael Seifert	3,213,678		11.63	%(17)	100%	51.30	%(18)
Omeed Malik(2)(3)	2,470,111	(12)	9.65%		—	4.81%
Davis Pilot III(4)	2,181,312		8.94%		—	4.35%
Sebastian Harris(5)	438,229		1.80%		—	*
Nick Ayers(6)	1,245,999	(13)	5.10%		—	2.49%
Bradley Searle	194,769		*		—	*
Blake Masters(7)	36,384		*		—	*
Kelly Loeffler	—		—		—	—
James Rinn	—		—		—	—
All executive officers and directors as a group (12 individuals)	9,342,253		32.41%		100%	62.04%
5% or More Stockholders:
SuRo Capital Corp.(8)	4,676,032	(14)	17.25%		—	8.85%
Richard L. Jackson(9)	1,923,197	(15)	7.70%		—	3.80%
Davis Pilot, Jr.(10)	1,431,285	(16)	5.86%		—	2.86%

____________

*        Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)      Unless otherwise indicated, the business address of each of the following entities or individuals is: 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401.

(2)      The business address for each of Mr. Malik, Malik Advisors LLC and Knights Court LLC is: 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL.

(3)      Mr. Malik exercises voting and investment control over the shares that are held by Malik Advisors LLC and Knights Court LLC.

(4)      Based solely on a Schedule 13 D filed by Davis Pilot III and Davis Pilot, Jr. on July 31, 2023. Fountain Ripple, LLC (“FR I”), Fountain Ripple II, LLC (“FR II”) and Fountain Ripple III, LLC (“FR III”) are the record holders of the shares set forth next to Davis Pilot III. Mr. Pilot is the manager of each of FR I, FR II and FR III. The business address of each of FR I, FR II and FR III is 1055 Hillcrest Road, Mobile, AL 36695.

(5)      Based solely on a Schedule 13D/A filed by Mr. Harris on August 30, 2023.

(6)      The business address for Mr. Ayers is: 3290 Northside Parkway, Suite 675, Atlanta, GA 30327.

(7)      Represents 31,086 shares of Class A Common Stock held by Mr. Masters and 5,298 shares of Class A Common Stock held by the Directed Trust Company FBO Blake Masters Roth IRA.

(8)      The business address for SuRo Capital Corp. is: One Sansome Street, Suite 730, San Francisco, CA 94104.

(9)      The business address for Mr. Jackson is: 2655 Northwinds Parkway, Alpharetta, GA 30009.

(10)    FR I, FR II and FR III are the record holders of the shares set forth next to Davis Pilot, Jr. The business address of each of FR I, FR II and FR III is 1055 Hillcrest Road, Mobile, AL 36695.

(11)    The table does not reflect Earnout Equity Awards and/or RSUs that may be granted to each of PSQ’s executive officers and directors following the Business Combination and Earnout Equity Awards that holders of PSQ Common Stock immediately prior to the Closing of the Business Combination are eligible to receive. Michael Seifert is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 598,510 shares of Class A Common Stock in the aggregate and 82,500 RSUs, Bradley Searle is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 464,938 shares of Class A Common Stock in the aggregate and 900,000 RSUs. Michael Hebert is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 76,199 shares of Class A Common Stock in the aggregate and 100,000 RSUs, Andrew Weisbecker is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 388,617 shares of Class A Common Stock in the aggregate and 150,000 RSUs, Nick Ayers is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 245,548 shares of Class A Common Stock in the aggregate. Blake Masters is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 434 shares of Class A Common Stock. As record holders of FR I, FR II and FR III, Mr. Pilot, Jr. and Mr. Pilot III are eligible to receive, in the aggregate, one or more Earnout Equity Awards with respect to up to approximately 30,407 shares of Class A Common Stock. The actual amount, timing and form of the Earnout Equity Awards are not determinable at this time. The RSUs were approved by our Board shortly after the Closing.

(12)    Represents 1,270,111 shares of Class A Common Stock and 1,200,000 Warrants, each whole warrant to become exercisable for one share of Class A Common Stock.

(13)    Represents 214,246 shares of Class A Common Stock held by Mr. Ayers, 651,423 shares of Class A Common Stock held by Mrs. Jamie Ayers and 350,330 shares of Class A Common Stock held by the J. Nicholas Ayers Irrevocable Trust dated October 2021. Mr. Ayers disclaims beneficial ownership of the shares of Class A Common Stock held by Mrs. Jamie Ayers and the J. Nicholas Ayers Irrevocable Trust dated October 2021. Includes 30,000 fully vested restricted stock units held directly by C6 Creative Consulting, Inc., of which Mr. Ayers is the managing partner.

(14)    Represents 1,976,032 shares of Class A Common Stock and 2,700,000 Warrants, each whole warrant to become exercisable for one share of Class A Common Stock.

(15)    Based solely on a Schedule 13G filed by Jackson Investment Group, LLC on July 31, 2023. Represents 1,367,294 shares of Class A Common Stock directly owned by Jackson Investment Group, LLC (which is controlled by Mr. Jackson) and 555,903 Warrants, each whole warrant to become exercisable for one share of Class A Common Stock.

(16)    Based solely on a Schedule 13D filed by Mr. Pilot III and Mr. Pilot, Jr. on July 31, 2023. Mr. Pilot, Jr. is an equity holder of FR I (50%), FR II (79%) and FR III (37.93%) and may be deemed to beneficially own (i) 143,243 shares of Class A Common Stock directly held by FR I, (ii) 1,090,469 shares of Class A Common Stock directly held by FR II and (iii) 197,571 shares of Class A Common Stock directly held by FR III.

(17)    Based solely on a Schedule 13D filed by Mr. Seifert on July 31, 2023. Based on 29,257,976 shares of Class A Common Stock outstanding as of July 19, 2023 and assuming all 3,213,678 shares of Class C Common Stock held by Mr. Seifert have been converted to Class A Common Stock.

(18)    As a result of his ownership of 100% of the outstanding Class C Common Stock, Mr. Seifert as of the date of this proxy statement, and until such time that Mr. Seifert’s shares of Class C Common Stock are converted to Class A as described elsewhere in this proxy statement, will hold approximately 52.81% of our voting power, and control the result of most matters to be voted upon by our stockholders. Each share of Class C Common Stock held by Mr. Seifert may be converted by Mr. Seifert at any time into one (1) share of Class A Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Other than as listed below, during 2021 and 2022, we were not a participant in any transaction or series of transactions in which the amount involved did exceed or may exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for 2020 and 2021 in which any directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”) had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” beginning on page 36 and “Director Compensation” on page 12.

We intend to ensure that in accordance with the audit committee charter, that the audit committee shall conduct reasonable prior review and oversight of all related party transaction for potential conflicts of interest, except for transactions involving the compensation of executive officers or directors, which shall be overseen by the compensation committee.

Pre-Closing Related Party Transactions

Shares of Colombier Common Stock

On February 15, 2021, the Colombier Sponsor purchased 4,312,500 shares of Class B common stock, par value $0.0001 per share, of Colombier (“Colombier Class B Common Stock,” together with the Class A common stock, par value $0.0001 per share, of Colombier (the “Colombier Class A Common Stock”), the “Colombier Common Stock”) for an aggregate price of $25,000. The shares of Colombier Class B Common Stock automatically converted into Class A common stock upon consummation of the Business Combination on a one-for-one basis, subject to certain adjustments. Colombier Sponsor LLC (the “Colombier Sponsor”) agreed to forfeit up to 562,500 shares of Colombier Class B Common Stock to the extent that the over-allotment option was not exercised in full by the underwriters. As a result of the underwriters’ over-allotment exercise in full, no shares are currently subject to forfeiture.

The Colombier Sponsor, and other members of Colombier’s board of directors and/or management team (collectively the “Insiders”) agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its shares of Colombier Common Stock until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) PSQ completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of PSQ’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On February 23, 2021, the Colombier Sponsor agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of Colombier’s initial public offering (the “IPO”) (the “Promissory Note”). The Promissory Note was non-interest bearing and was payable on the earlier of (i) December 31, 2021, or (ii) the consummation of our IPO. The outstanding balance under the Promissory Note of $46,975 was repaid at the closing of our IPO on June 11, 2021.

In addition, in order to finance transaction costs in connection with a business combination, the Colombier Sponsor or an affiliate of the Colombier Sponsor, or certain of Colombier’s officers and directors were able, but were not obligated to, loan us funds as may be required (“Working Capital Loans”). No such Working Capital Loans were made prior to the closing of the Business Combination.

Administrative Support Agreement

Pursuant to an Administrative Support Agreement dated June 8, 2021, between Colombier and Farvahar Capital LLC, an affiliate of the Colombier Sponsor (“Farvahar”), Colombier agreed, commencing on the effective date of our IPO through the Closing, to pay Farvahar a total of $10,000 per month for office space, utilities and secretarial and administrative support. Between the date of consummation of its initial public offering through the Closing, Colombier incurred $250,000 in fees for such services.

The Colombier Sponsor agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered accounting firm) for services rendered or products sold to us reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less Permitted Withdrawals (as defined in the Administrative Support Agreement), provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. These indemnification obligations expired upon the Closing.

Private PSQ

Seed Round Investment

In connection with Private PSQ’s seed financing round, the following related person transaction occurred:

On April 7, 2021, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $240,000, in return for 1,000 shares of common stock.

On June 8, 2021, Stephen R. Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $120,000, in return for 500 shares of common stock.

On July 18, 2021, Davis Pilot III, a member of our Board, through Fountain Ripple, LLC (“FR I”), as sole manager of FR I and along with other members of FR I, invested $360,000, in return for 1,500 shares of common stock.

Bridge Round Investment

In connection with Private PSQ’s bridge financing round, the following related person transaction occurred:

On November 10, 2021, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $140,000, in return for 500 shares of common stock.

Series A Investments

In connection with Private PSQ’s Series A financing round, the following related person transactions occurred:

On April 4, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $150,000, in return for 4,458.98 shares of common stock.

On April 26, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $100,000, in return for 2,972.65 shares of common stock.

On June 14, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $250,000, in return for 7,431.63 shares of common stock.

On July 1, 2022, Stephen R. Seifert, the father of Michael Seifert, through his trust, the Stephen R. Seifert Rev Living Trust Dated November 2004, invested $500,000, in return for 14,863.26 shares of common stock.

On July 22, 2022, Davis Pilot III, a member of our Board, through Fountain Ripple II, LLC (“FR II”), as sole manager of FR II and along with other members of FR II, invested $2,380,068, in return for 70,749.11 shares of common stock.

Private PSQ Convertible Debt Notes Investment

In connection with the Private PSQ Convertible Debt Notes offering, the following related persons transactions occurred:

On April 7, 2023, Blake Masters, a member of our Board, and certain of his affiliates subscribed for $205,000 of Private PSQ Convertible Debt Notes in the aggregate.

On June 12, 2023, Davis Pilot III, a member of our Board, through Fountain Ripple III, LLC (“FR III”), as sole manager of FR III and along with other members of FR III, subscribed for $2.9 million of Private PSQ Convertible Debt Notes.

Consulting Fees

Nick Ayers, a member of our Board, through his consulting company, C6 Creative Consulting, Inc., entered into a consulting agreement with our subsidiary, EveryLife in June 2023, pursuant to which Mr. Ayers received $10,000 per month and was expected to receive a grant of 40,000 RSUs, subject to approval by our Board shortly after Closing, in connection with consulting services to EveryLife (the “C6 — EveryLife Consulting Agreement”). The C6 — EveryLife Consulting Agreement was terminated on November 29, 2023.

EveryLife

In February 2023, Private PSQ completed a stock-for stock transaction to purchase 100% of the outstanding shares of EveryLife, Inc. (“EveryLife”) from Nick Ayers, his wife Jamie Ayers and their trust, The J. Nicholas Ayers 2021 Irrevocable Trust pursuant to which Private PSQ issued 55,000 shares of common stock. Following the sale, EveryLife became a wholly-owned subsidiary of Private PSQ.

Neither Nick Ayers nor Jamie Ayers was an executive officer or director of Private PSQ at the time of the transaction. However, following the Closing, Nick Ayers was appointed to our Board.

Indemnification of Our Directors and Officers

Our restated certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

Concurrently with the Closing, we entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our restated certificate of incorporation.

Post-Closing Related Party Transactions

Amended and Restated Registration Rights Agreement

On July 19, 2023, in connection with the Closing, we, the Colombier Sponsor and certain Private PSQ stockholders, including Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board, Sebastian Harris, our former Chief Operating Officer, Bradley Searle, our Chief Financial Officer and Treasurer, Andrew Weisbecker, our Chief Product Officer, Nick Ayers, a member of our Board, Jamie F. Ayers, the wife of Nick Ayers, Fountain Ripple, LLC, Fountain Ripple II, LLC, entities whose sole manager is Davis Pilot III, a member of our Board, J. Nicholas Ayers Irrevocable Trust dated October 2021, an irrevocable trust controlled by Nick Ayers, a member of our Board and the Stephen R. Seifert Rev Living Trust Dated November 2004, a trust controlled by Stephen R. Seifert, father of Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board (the “New Investors” and together with the Colombier Sponsor, the “Investors”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we are obligated to file one or more registration statements to register the resales of Class A Common Stock held by the Investors after the Closing, including Class A Common Stock that was issued upon conversion of Colombier Class B Common Stock, or issuable upon conversion of Class C Common Stock, and Earnout Shares. One or more Investors holding 20% of the aggregate number of registrable securities owned by all Investors are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of four demand registrations). The Registration Rights Agreement also provides such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, we agreed to indemnify the Investors and certain persons or entities related to such Investors such as their officers, directors, employees and agents and each person who controls such Investor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Investors sell their registrable securities, unless such liability arose from such Investor’s misstatement or alleged misstatement, or omission or alleged omission, and the Investors including registrable securities in any registration statement or prospectus agreed to indemnify us and certain persons or entities related to us such as our officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

Agreement with Farvahar Capital LLC

On August 14, 2023, we entered into an engagement letter agreement with Farvahar providing for the engagement of Farvahar as strategic consultant to provide strategic advice and assistance in connection with our capital markets strategy, acquisition strategy, investor relations strategy and other strategic services, effective upon approval of the engagement letter by our independent directors. As consideration, Farvahar receives a monthly cash fee of $80,000, and reimbursement of reasonable documented expenses, which shall not exceed $60,000 in the aggregate without our prior written approval. The engagement letter also provides that we will engage Farvahar as nonexclusive consultant in connection with any capital markets financing or related activity. The engagement letter will expire after one (1) year, unless terminated by us or Farvahar upon thirty (30) days’ prior written notice. We also agreed to indemnify Farvahar in connection with claims arising in connection with the services offered pursuant to the engagement letter agreement. Our director, Omeed Malik, is Chairman and CEO and indirect sole owner of Farvahar.

Consulting Agreement

On November 29, 2023, we entered into a consulting agreement with Nick Ayers, a member of our Board, through his consulting company, C6 Creative Consulting, Inc., pursuant to which Mr. Ayers receives $30,000 per month and was granted 120,000 RSUs, subject to approval by our Board, in connection with consulting services provided to the Company. Pursuant to the consulting agreement, 30,000 RSUs vested on November 29, 2023, 60,000 RSUs will vest on May 3, 2024, and 30,000 RSUs will vest on November 1, 2024. In connection with the execution of this agreement, the C6 — EveryLife Consulting Agreement was terminated.

Policies for Approval of Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•        the related person’s interest in the related person transaction;

•        the approximate dollar value of the amount involved in the related person transaction;

•        the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of our business;

•        whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to us of, the transaction; and

•        any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•        interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $1,000,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

•        a transaction that is specifically contemplated by provisions of our restated certification of incorporation or amended and restated bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Michael Seifert	28	Founder, President, Chief Executive Officer, and Chairman of the Board
Bradley Searle	30	Chief Financial Officer and Treasurer
Andrew Weisbecker	41	Chief Product Officer
Stephen Moran	67	Chief Legal Officer, General Counsel, and Secretary
Mike Hebert	46	Chief People Officer

Michael Seifert — For biographical information about Mr. Seifert, see “Proposal 1: Election of Directors” above.

Bradley Searle is our Chief Financial Officer and Treasurer, a position he has held since March 2021. Prior to joining PSQ, Mr. Searle was the owner of Springbound LLC, a small business that supplied healthy snacks to stores nationwide and to the Houston Texans organization, from 2017 through 2021. Between 2020 and 2021, Mr. Searle was also a senior revenue accountant at 24 Hour Fitness, a privately owned and operated fitness center chain. From 2018 to 2020, Mr. Searle was an assistant controller at MedBridge Development, a business management company focusing on services to ambulatory surgery centers and physician practices, where he prepared financial statements for three ambulatory surgery centers. From 2017 to 2018, Mr. Searle was an audit associate at PricewaterhouseCoopers LLP. Mr. Searle holds a Bachelor’s Degree in Business Administration with a focus in Accounting from Westmont College and is a Certified Public Accountant (inactive).

Andrew Weisbecker is our Chief Product Officer, a position he has held since August 2022. With over 15 years in digital product strategy, Mr. Weisbecker previously spent 14 years in product management at Target Corporation, where he held a variety of management roles building shopping experiences at the intersection of stores and digital, including the Target app, Target Wallet, and Drive Up. During his time there, he helped launch mobile from zero to an award-winning, multi-billion dollar omnichannel shopping platform. From 2017-2019, he also served as a board member at a private Montessori school. Mr. Weisbecker holds a Bachelor’s Degree in Film & Television from the University of Wisconsin, Madison.

Stephen Moran is our Chief Legal Officer, General Counsel and Secretary, a position he has held since March 2023. Prior to joining PSQ, Mr. Moran served as the Global General Counsel of Nearmap Ltd. (ASX: NEA), an Australian location intelligence and aerial imagery company, from 2022 to 2023; Chief Legal Officer of Nuvve Holding Corp. (Nasdaq: NVVE), a technology company focused on vehicle-to-grid solutions, from 2021 to 2022, where he helped lead the company’s successful completion of its de-SPAC transaction; and Senior Vice President, General Counsel and Corporate Secretary of CalAmp (Nasdaq: CAMP), a technology company providing internet of Things SaaS data intelligence and telematics products and services, from 2013 to 2021. Earlier in his career, as General Counsel of Intersil Corp. (Nasdaq: ISIL), a leader in the design and manufacture of high-performance analog semiconductors, Mr. Moran helped lead a successful $575 million initial public offering, and raise $1.1 billion in two follow-on offerings. Mr. Moran received his J.D. from Loyola Law School and a B.A. from Claremont McKenna College.

Mike Hebert is our Chief People Officer, a position he has held since March 2023. He has been a leader within the human resources and operations space for over fifteen years, with a special focus on the technology sector. Establishing high performance cultures is Mr. Hebert’s specialty as he leverages his deep experience in implementing programs that raise the bar on performance and talent. He has also developed top-performing talent acquisition teams to enable significant company growth. Prior to joining PSQ, Mr. Hebert was the Chief Operating Officer at Parler from May 2021 through December 2022; and Head of Human Resources for edX from February 2017 through January 2021. Mr. Hebert earned his B.S. in MIS from Rensselaer Polytechnic Institute.

Election of Officers

Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Objectives and Overview

As a mission-driven technology company, we believe our employees are our most valuable resource. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for our company, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly affected by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

Compensation Committee

The compensation committee of the Board is comprised of three non-employee members of the Board. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.

2022 Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the year ended December 31, 2022. We refer to these executive officers in this proxy statement as our named executive officers.

Prior to the consummation of the Business Combination, none of the officers or directors of Colombier received any compensation for services rendered to the Company. The Colombier Sponsor, and the Company’s officers, directors and their respective affiliates were reimbursed for out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The compensation of the named executive officers presented below represents compensation paid to the named executive officers by Private PSQ prior to the Business Combination and is not representative of the compensation to be paid to the named executive officers of PSQ as a public company, but is presented solely to provide our stockholders with a basis to understand the historical compensation paid to our named executive officers.

Other than as set forth in the table and described more fully below, during the fiscal year ended December 31, 2022, Private PSQ did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the named executive officers. The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our named executive officers in the future. In connection with the Business Combination, each of our named executive officers executed a new employment agreement, which agreements provide for increased base salaries and target annual bonus opportunities. We expect that we will continue to review, evaluate and modify our compensation framework as a result of becoming a publicly traded company, and our compensation program could vary significantly from our historical practices in the future.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Michael Seifert	2022	73,959	—	—	—		73,959
Founder, President, Chief Executive Officer and Chairman of the Board

Sebastian Joseph Harris(2)	2022	133,648	—	—	2,031	(3)	135,679
Former Chief Operating Officer and Co-Founder

Bradley Searle	2022	100,000	—	—	2,175	(3)	102,175
Chief Financial Officer and Treasurer

____________

(1)      Upon consummation of the Business Combination, Mr. Seifert was appointed to serve as our President, Chief Executive Officer, and Chairman of the Board; Mr. Harris was appointed to serve as our Chief Operating Officer; and Mr. Searle was appointed to serve as our Chief Financial Officer and Treasurer. Prior to July 2023, Mr. Seifert served as the Chief Executive Officer, and Chairman of the Board of Private PSQ; Mr. Harris served as Chief Operating Officer of Private PSQ; and Mr. Searle served as Chief Financial Officer of Private PSQ.

(2)      Mr. Harris’ employment with the Company terminated on August 25, 2023.

(3)      The amounts in this column represent the amounts paid in 2022 in respect to 401(k) benefits received by Mr. Harris and Mr. Searle.

Narrative Disclosure to the Summary Compensation Table

Pre-Closing Employment Agreements

Michael Seifert, as founder and Chief Executive Officer of Private PSQ, has largely controlled all significant decisions of PSQ since its inception. Because of this unique role, Mr. Seifert previously was not a party to an employment agreement or letter agreement with Private PSQ, and instead his compensation was set in consultation with the Board.

The following discussion describes the letter agreements to which certain of our named executive officers were a party prior to the Business Combination.

Bradley Searle.    On March 5, 2021, Private PSQ entered into an employment letter agreement with Mr. Searle, pursuant to which Mr. Searle began serving as Chief Financial Officer effective as of March 16, 2021. The employment letter agreement provided for an indefinite term of employment. Pursuant to the employment letter agreement, Mr. Searle was entitled to an hourly salary of $45.00 an hour. The employment letter agreement also provided that Mr. Searle was eligible to participate in a number of Private PSQ-sponsored benefit plans, programs and arrangements.

Sebastian Harris.    On June 3, 2021, Private PSQ entered into an employment letter agreement with Mr. Harris, pursuant to which Mr. Harris began serving as Chief Operating Officer effective as of June 14, 2021. Pursuant to the employment letter agreement, Mr. Harris was entitled to an annual base salary of $87,000. The employment letter agreement also provided that Mr. Harris was eligible to participate in a number of Private PSQ-sponsored benefits plans, programs and arrangements. Mr. Harris’ employment with us terminated on August 25, 2023.

Health and Welfare Plans.

Our named executive officers are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, life and accidental death and dismemberment, and short- and long-term disability benefits in the United States.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under Code. We match 100% of participant deferrals up to 3% of a participant’s compensation, plus 50% of participant deferrals in excess of 3%, and up to 5% of employee’s compensation for a maximum matching contribution equal to 5% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and in company safe harbor contributions plus actual earnings thereon.

Outstanding Equity Awards as of December 31, 2022

As of December 31, 2022, no equity awards had been granted to any of our named executive officers.

Executive Compensation After the Business Combination

Michael Seifert.    In connection with the Business Combination, Mr. Seifert executed an employment agreement (the “Seifert Employment Agreement”), pursuant to which Mr. Seifert began serving as our President and Chief Executive Officer effective as of the Closing. The Seifert Employment Agreement provides for Mr. Seifert’s at-will employment and an annual base salary of $500,000, an annual bonus with a target amount equal to 50% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly-situated employees. In addition, the Seifert Employment Agreement provides that, subject to the approval of our Board, Mr. Seifert be granted an award of 12,500 restricted stock units (“RSUs”) (before any change in capitalization that may occur between the Closing and the date of grant) under the Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. The severance provisions contained in the Seifert Employment Agreement are described below under “Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control.” Mr. Seifert has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

Sebastian Harris.    In connection with the Business Combination, Mr. Harris executed an employment agreement (the “Harris Employment Agreement”) pursuant to which Mr. Harris began serving as our Chief Operating Officer effective as of the Closing. The Harris Employment Agreement provided for Mr. Harris’s at-will employment and an annual base salary of $400,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In addition, the Harris Employment Agreement provided that, subject to the approval of our Board, Mr. Harris be granted an award of 100,000 RSUs (before any change in capitalization that may occur between the Closing and the date of grant) under the Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date (the “Initial Harris Equity Grant”). On August 25, 2023, we entered into a separation and release of claims agreement (the “Separation Agreement”) with Mr. Harris, providing for Mr. Harris’ departure from his position as Chief Operating Officer of the Company to pursue other business opportunities. The effective date of Mr. Harris’ departure was August 25, 2023 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Harris is entitled to receive continued payment of his 2023 annual base salary for a period of 12 months, subject to Mr. Harris’ compliance with the Separation Agreement, including a release of claims in favor of us, certain restrictive covenants described below and the forfeiture to us by Mr. Harris of 1,704,223 shares of our Class A common stock. In addition, the Separation Agreement provides that Mr. Harris will not be granted further equity, including restricted stock units or earnout compensation; however, Mr. Harris remains eligible to receive certain earnout compensation as a former equityholder of PublicSq. Inc. Subject to eligibility, the Separation Agreement provides for continued payment by us of our share of COBRA premiums for Mr. Harris’ health benefit coverage for a period of up to 12 months following the Separation Date. The Separation Agreement also provides for, among other things, non-disclosure and non-solicitation obligations applicable to Mr. Harris and mutual non-disparagement obligations. On August 25, 2023, pursuant to the Separation Agreement, Mr. Harris surrendered 1,704,223 shares of our Class A common stock to us, which were cancelled in full.

Bradley Searle.    In connection with the Business Combination, Mr. Searle executed an employment agreement (the “Searle Employment Agreement”, and together with the Seifert Employment Agreement and the Harris Employment Agreement, the “NEO New Employment Agreements”), pursuant to which Mr. Searle began serving as our Chief Financial Officer effective as of the Closing. The Searle Employment Agreement provides for Mr. Searle’s at-will employment and an annual base salary of $400,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In addition, the Searle Employment Agreement provides that, subject to the approval of our Board, Mr. Searle be granted an award of 150,000 RSUs (before any change in capitalization that may occur between the Closing and the date of grant) under the Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. In addition to the 150,000 RSUs contemplated by the Searle Employment Agreement, it is anticipated that we will make an award to Mr. Searle of an additional 750,000 RSUs, subject to approval of our Board, resulting in an aggregate award of 900,000 RSUs to Mr. Searle. The severance provisions contained in the Searle Employment Agreement are described below under “Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control.” Mr. Searle has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control and Certain Payments to Be Made Pursuant to the Harris Separation Agreement

New NEO Employment Agreements

Prior to the Closing we did not offer or have in place for our named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control. The following describes the potential payments pursuant to the NEO New Employment Agreements upon termination or a change in control.

Michael Seifert.    The Seifert Employment Agreement provides that if Mr. Seifert’s employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Seifert Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Seifert Employment Agreement) (the “Change in Control Period”), then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 18 months of base salary and (y) an amount equal to 150% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 18 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Seifert Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 15 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 15 months. The Seifert Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Seifert is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Seifert becomes subject to excise tax imposed by Section 4999 of the Code.

Sebastian Harris.    The Harris Employment Agreement provided that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Harris Employment Agreement), in either case within the Change in Control Period, Mr. Harris would be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Harris Employment Agreement also provided that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Harris would be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Harris Employment Agreement contained a Section 280G limited cutback, pursuant to which Mr. Harris was entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Harris becomes subject to excise tax imposed by Section 4999 of the Code.

Bradley Searle.    The Searle Employment Agreement provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Searle Employment Agreement), in either case within the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Searle Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Searle Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Searle is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Searle becomes subject to excise tax imposed by Section 4999 of the Code.

Harris Separation Agreement

Pursuant to the Harris Separation Agreement, Mr. Harris is entitled to receive continued payment of his 2023 annual base salary for a period of 12 months, subject to Mr. Harris’ compliance with the Separation Agreement, including a release of claims in our favor, certain restrictive covenants described below and Mr. Harris’ surrender of 1,704,223 shares of our Class A common stock to us. In addition, the Harris Separation Agreement provides that Mr. Harris will not be granted any equity under our Incentive Plan, including the Initial Harris Equity Grant or any Earnout Equity Award. Subject to eligibility, the Harris Separation Agreement provides for our continued payment of our share of COBRA premiums for Mr. Harris’ health benefit coverage for a period of up to 12 months from August 25, 2023. The Harris Separation Agreement also provides for, among other things, non-disclosure and non-solicitation obligations applicable to Mr. Harris and mutual non-disparagement obligations. On August 25, 2023, pursuant to the Separation Agreement, Mr. Harris surrendered 1,704,223 shares of our Class A common stock to us, which were cancelled in full.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of PSQ common stock as of November 30, 2023, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

Why does the Company need to hold an annual meeting of stockholders?

The Annual Meeting is being held, in part, to satisfy the annual meeting requirement of NYSE. Section 302 of the NYSE’s Listed Company Manual states that a listed company must have an annual stockholders’ meeting during each fiscal year. Further, pursuant to Section 211 of the Delaware General Corporation Law, Delaware corporations are required to hold an annual meeting for the election of directors.

How do I attend the Annual Meeting online?

We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online and submit questions during the meeting at https://www.cstproxy.com/publicsq/2023. To enter the Annual Meeting, you will need the 12-digit control number included in your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at https://www.cstproxy.com/publicsq/2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 2:45 p.m., Eastern Time, and you should allow ample time for the check-in procedures.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, there were 24,410,075 shares of the Company’s Class A common stock and 3,213,678 shares of the Company’s Class C common stock issued and outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this proxy statement.

Each holder of Class A common stock is entitled to one vote per share of Class A common stock held. Each holder of Class C common stock has the right to a number of votes (rounded up to the nearest whole number) per share of Class C common stock held of record by such holder as of the record date equal to (i) (x) the total number of shares of Class A common stock entitled to vote on such matter as of the record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C common stock issued and outstanding as of the record date. Consequently, since Mr. Seifert is the sole holder of the Class C common stock as of the record date, he possesses approximately 51.30% of the voting power of our common equity, and, as a result Mr. Seifert has the ability to control the result of the matters to be voted upon at the Annual Meeting.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at https://www.cstproxy.com/publicsq/2023.

How do I vote my shares without attending the Annual Meeting?

If on the record date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

•        You may vote by using the Internet. The address of the website for Internet voting is https://www.cstproxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on December 19, 2023, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•        You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on December 19, 2023, the day before the Annual Meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•        You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on December 19, 2023, the day before the Annual Meeting.

When you vote by any of the above methods, you appoint Michael Seifert, our Chief Executive Officer, and Bradley Searle, our Chief Financial Officer, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

In addition, the proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this proxy statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.

How do I vote at the Annual Meeting?

We will be hosting the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at https://www.cstproxy.com/publicsq/2023. If you were a stockholder as of the record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•        Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.cstproxy.com/publicsq/2023.

•        Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.cstproxy.com/publicsq/2023 on the day of the Annual Meeting.

•        Webcast starts at 3:00 p.m., Eastern Time.

•        You will need your 12-digit control number to enter the Annual Meeting.

•        Stockholders may submit questions while attending the Annual Meeting via the Internet.

•        Webcast replay of the Annual Meeting will be available until December 20, 2024.

To attend and participate in the Annual Meeting, you will need the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 12-digit control number or otherwise vote through the bank or broker. If you lose your 12-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•        You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•        You may deliver a written notice that you are revoking your proxy to the Secretary of PSQ at 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401; or

•        You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Question and Answer (“Q&A”) session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting online?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•        irrelevant to the business of the Company or to the business of the Annual Meeting;

•        related to material non-public information of the Company, including the status or results of our business since our most recent Quarterly Report on Form 10-Q;

•        related to any pending, threatened or ongoing litigation;

•        related to personal grievances;

•        derogatory references to individuals or that are otherwise in bad taste;

•        substantially repetitious of questions already made by another stockholder;

•        in furtherance of the stockholder’s personal or business interests; or

•        out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chairman of the Annual Meeting or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please contact technical support as directed on the virtual meeting website.

How many votes do you need to hold the Annual Meeting?

Under our amended and restated bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. The Board has so authorized. On the record date, there were 27,623,753 shares of common stock entitled to 50,119,499 votes in the aggregate. Therefore, for us to have a quorum, shares entitled to 25,059,750 votes must be represented by stockholders present at the Annual Meeting or represented by proxy. The holders of the Class A common stock and Class C common stock vote together as a single class on each of the proposals in this proxy statement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•        Proposal 1:    To re-elect two Class I directors nominated by our Board and named in this proxy statement to serve until our 2024 annual meeting of stockholders;

•        Proposal 2:    To ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•        Proposal 3:    To approve an amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan to amend certain language related to the automatic increase “evergreen” clause.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record:    Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner:    Shares Registered in the Name of Broker or Bank. Brokers, banks or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. Therefore, your broker has the discretion to vote your shares on Proposal 2 but does not have discretion to vote your shares on Proposals 1 or 3.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1:    Re-election of Class I directors.

With respect to the election of the nominees for director, you may:

•        vote FOR the election of the two nominees for director;

•        WITHHOLD your vote for the two nominees for director; or

•        vote FOR the election of the two nominees for director except for one or more particular nominees.

Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who are properly nominated in accordance with our amended and restated bylaws and receive the two highest FOR votes will be elected. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2:    Ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2023.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 2. For Proposal 2 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the proposal. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST Proposal 2 and will have no effect on the proposal.

Proposal 3:    To approve an amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan to amend certain language related to the automatic increase “evergreen” clause.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 3. For Proposal 3 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each director nominee and FOR Proposals 2 and 3.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•        Proposal 1:    FOR the re-election of each nominee for director;

•        Proposal 2:    FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•        Proposal 3:    FOR the amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan to amend certain language related to the automatic increase “evergreen” clause.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this proxy statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•        reduce the number of directors that serve on the Board; or

•        designate a substitute nominee.

If the Board designates a substitute nominee, the proxyholders will exercise their discretion as described above and vote for the substitute nominee.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Why are we holding a virtual meeting this year?

We believe this format provides expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interests of the Company and our stockholders.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find PSQ’s proxy materials and Annual Report on the Internet?

This proxy statement and the Annual Report are available at our corporate website at www.publicsq.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at https://www.cstproxy.com/publicsq/2023, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of PSQ’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy statement or the Annual Report mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the proxy materials at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the Annual Report are available on our investor relations website located at http://investors.publicsq.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

Whom should I call if I have any questions?

If you have any questions, would like additional PSQ proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, PSQ Holdings, Inc., by mail at 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401, by telephone at (877) 776-2402 or by email at investment@publicsq.com.

Can I submit a proposal for inclusion in the proxy statement for the 2024 annual meeting?

Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2024 annual meeting of stockholders by submitting their proposals in writing to the Secretary of PSQ in a timely manner. To be considered for inclusion in our proxy materials for the 2024 annual meeting of stockholders, stockholder proposals must:

•        be received by the Secretary of PSQ no later than the close of business on August 10, 2024 (which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for this Annual Meeting); and

•        otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.

If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of stockholders.

Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2024 annual meeting?

Our stockholders who wish to (a) nominate persons for election to the Board at the 2024 annual meeting of stockholders or (b) present a proposal at the 2024 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to PSQ Holdings, Inc., at 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401, Attention: Secretary, no earlier than August 22, 2024 and no later than September 23, 2024. However, if the 2024 annual meeting of stockholders is held earlier than November 20, 2024 or later than February 18, 2024, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2024 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2024 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.

Where can I obtain a copy of the Company’s amended and restated bylaws?

A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws is also available at our corporate website at www.publicsq.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to PSQ Holdings, Inc., 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401, Attention: Secretary.

OTHER MATTERS

This proxy statement and the Annual Report are available at our corporate website at www.publicsq.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at https://www.cstproxy.com/publicsq/2023, which does not have “cookies” that identify visitors to the site.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

As previously noted, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available at https://www.cstproxy.com/publicsq/2023. The Annual Report does not include exhibits (other than certain certifications) but does include a list of exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our Annual Report for a charge of 10 cents per page. Please direct your request to PSQ Holdings, Inc., 250 S. Australian Avenue, Suite 1300, West Palm Beach, Florida 33401, Attn: Secretary.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations
PSQ Holdings, Inc.
250 S. Australian Avenue, Suite 1300
West Palm Beach, Florida 33401
(877) 776-2402
investment@publicsq.com

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy card and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

The Board of Directors of PSQ Holdings, Inc.
West Palm Beach, Florida
December 8, 2023

Annex A

PSQ Holdings, Inc.

2023 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2023 Stock Incentive Plan (the “Plan”) of PSQ Holdings, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the Delegated Persons referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or such Delegated Persons.

(c) Delegation to Delegated Persons. Subject to any requirements of applicable law (including as applicable Sections 152(b) and 157(c) of the General Corporation Law of the State of Delaware), the Board may, by resolution, delegate to one or more persons (including officers of the Company) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant Awards (subject to any limitations under the Plan) to eligible service providers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix: (i) the maximum number of Awards, and the maximum number of shares issuable upon exercise thereof, that may be issued by such Delegated Persons, (ii) the time period during which such Awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum amount of consideration (if any) for which such Awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further, that no Delegated Person shall be authorized to grant Awards to itself; and provided further, that no Delegated Person shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

Annex A-1

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of Class A common stock, $0.0001 par value per share, of the Company (the “Class A Common Stock”) as is equal to the sum of:

(A) a number of shares of Class A Common Stock equal to fifteen percent (15%) of the outstanding shares of all classes of Company common stock, $0.0001 par value per share (“Company Common Stock”), determined immediately following the closing of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Colombier-Liberty Acquisition, Inc., Colombier Sponsor, LLC and PSQ Holdings, Inc., dated as of February 27, 2023 (the “Closing”); plus

(B) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the lesser of (i) 1% of the outstanding shares of all classes of Company Common Stock on such date and (ii) the number of shares of Class A Common Stock determined by the Board.

Subject to adjustment under Section 9, up to 3,000,000 of the shares of Class A Common Stock available for issuance under the Plan may be issued as Incentive Stock Options (as defined in Section 5(b)) under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Earnout Shares Subpool. Subject to adjustment under Section 9, Awards (any or all of which may be Incentive Stock Options) may be made for up to an additional 2,700,000 shares of Class A Common Stock (the “Earnout Subpool”). Awards from the Earnout Subpool shall be Earnout Equity Awards (as defined in the Merger Agreement) and shall be granted solely and exclusively to Deemed Equity Holders (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement. The terms of any Awards granted from the Earnout Subpool shall be determined by the Board at the time of grant. The Earnout Subpool shall be in addition to and shall not reduce the number of shares authorized for issuance under Section 4(a)(1) hereof and any shares of Class A Common Stock subject to Awards made from the Earnout Subpool that become available again for the grant of Awards pursuant to Section 4(a)(3) hereof, shall only become available again under the Earnout Subpool and shall not increase the number of shares authorized for issuance under Section 4(a)(1) hereof. In the event no Earnout Shares are released in accordance with the terms of the Merger Agreement, the Earnout Subpool shall expire and be of no further force or effect.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Class A Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Class A Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent a Restricted Stock Unit award may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Class A Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Class A Common Stock not being issued (including as a result of an SAR or Restricted Stock Unit that was settleable either in cash or in stock actually being settled in cash), the unused Class A Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

Annex A-2

(D) shares of Class A Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Class A Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(c) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $750,000; provided, however, that such maximum aggregate amount shall not exceed $950,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of service; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

5. Stock Options

(a) General. The Board may grant options to purchase Class A Common Stock (each, an “Option”) and determine the number of shares of Class A Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PSQ Holdings, Inc., any of PSQ Holdings, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Class A Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Class A Common Stock for purposes of the Plan will be determined as follows:

(1) if the Class A Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Class A Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

Annex A-3

(3) if the Class A Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Class A Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.

The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic, and which may be provided to a third- party equity plan administrator) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Class A Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Class A Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Class A Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Class A Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Class A Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Class A Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment, to the extent approved by the Board.

Annex A-4

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Class A Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Class A Common Stock (valued in the manner determined or approved by the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange or any other exchange or marketplace on which the Company stock is listed or traded (the “Exchange”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Class A Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Class A Common Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Class A Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Class A Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Class A Common Stock (valued in the manner determined or approved by the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Class A Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient

Annex A-5

in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Class A Common Stock or cash to be delivered as soon as practicable after the time such Award vests or on a deferred basis (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to his or her Designated Beneficiary (as defined below).

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Class A Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Class A Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Class A Common Stock, as provided in the Award agreement, and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards

(a) General. The Board may grant other Awards of shares of Class A Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Class A Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Class A Common Stock or cash, as the Board shall determine.

Annex A-6

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Class A Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9. Adjustments for Changes in Class A Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Class A Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, and the number and class of securities available for issuance under the Plan that may be issued as Incentive Stock Options under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Restricted Stock Unit award and each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Class A Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Class A Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Class A Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Class A Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):

(i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof),

(ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice,

(iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event,

Annex A-7

(iv) in the event of a Reorganization Event under the terms of which holders of Class A Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Class A Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of such Award, then the Award shall be canceled without any payment of consideration therefor,

(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings), and

(vi) any combination of the foregoing.

In taking any of the actions permitted under this Section 9(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Class A Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Class A Common Stock for each share of Class A Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Class A Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Class A Common Stock as a result of the Reorganization Event.

(D) The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Class A

Annex A-8

Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Class A Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights or receive any benefits under the Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Class A Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Class A Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Class A Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Class A Common Stock (up to the number of shares having a

Annex A-9

fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Class A Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective, subject to stockholder approval, upon the Closing (the date on which the Closing occurs, “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of the Exchange may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Class A Common Stock) prior to such stockholder approval.

Annex A-10

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Annex A-11

Annex B

FIRST AMENDMENT
TO THE
PSQ HOLDINGS, INC.
2023 STOCK INCENTIVE PLAN

This First Amendment (the “First Amendment”) to the PSQ Holdings, Inc. 2023 Stock Incentive Plan (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of PSQ Holdings, Inc., a Delaware corporation (the “Company”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Board, and as ratified and approved by the stockholders effective July 19, 2023, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the Board, having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of the Company’s Class A Common Stock available for issuance in conjunction with Awards made under the Plan, has determined to adopt this First Amendment to the Plan to increase the number of shares of the Company’s Class A Common Stock available for issuance under the Plan; and

NOW, THEREFORE, as approved by the Board as of December 8, 2023 and as approved by the stockholders of the Company as of the date listed below, this First Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this First Amendment, the Plan is hereby amended as follows:

1.     As of the Effective Date, Section 4(a)(1)(B) of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“(B)      an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing on the January 1 of each fiscal year thereafter until, and including, January 1, 2033, equal to the lesser of (i) the number of shares of Class A Common Stock equal to 5% of the outstanding shares of all classes of Company Common Stock on such date and (ii) the number of shares of Class A Common Stock determined by the Board.”

2.     Except as specifically set forth in this First Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of PSQ Holdings, Inc. on December 8, 2023.

As adopted by the Stockholders of PSQ Holdings, Inc. on December [•], 2023

Annex B-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY PSQ HOLDINGS, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 19, 2023. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/publicsq/2023 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. Please mark your votes like this 1. Election of Directors (1) James Rinn (2) Kelly Loeffler FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Ratification of UHY LLP as the Company’s independent registered public accounting firm. 3. To amend certain language related to the automatic increase “evergreen” clause within the PSQ Holdings, Inc. 2023 Stock Incentive Plan. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN CONTROL NUMBER Signature, if held jointly Date, 2023 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders To view the 2023 Proxy Statement, 2022 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/publicsq/2023 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PSQ HOLDINGS, INC. The undersigned appoints Michael Seifert and Brad Searle, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PSQ Holdings, Inc. held of record by the undersigned at the close of business on November 30, 2023 at the Annual Meeting of Stockholders of PSQ Holdings, Inc. to be held on December 20, 2023, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)